NEITHER THIS CREDIT LINE, NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON CONVERSION HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this 25th day of February 2008 ("Effective Date"), by and between Future Now Group, Inc. ("LENDER"), and American Scientific Resources, Inc., a Nevada corporation ("BORROWER").

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. LINE OF CREDIT. Lender hereby establishes for a period extending to April 30, 2008 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of Seventy Thousand Dollars ($70,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Convertible Promissory Note ("Promissory Note") in the amount of the Credit Limit and a Common Stock Purchase Warrant Agreement ("Warrant"), in form and content as provided under Exhibit B & C, respectively. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note. It is understood that through the execution date of this Agreement, the Lender has covered $41,245 related to the development and launch of the Borrower's Website.

2. ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer to request Advances. Lender will pay Advances only to independent third party Company's or unaffiliated purchases that are specifically related to the furthering the Internet marketing channel efforts of the Borrower. Such examples, may include, but not be limited to, website design, hosting, development, copyrighting or advertising efforts which might include, pay-per-click campaigns, affiliated marketing efforts, "viral" marketing expenditures. Such Advances will only be made against supporting invoices delivered. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

3. INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of ten percent (10%) per annum, simple interest (the "EFFECTIVE RATE").

4. REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance on a monthly basis commencing on April 15, 2008, and continuing on the fifteenth day of each

month thereafter. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a. Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Utah with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

b Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

6. EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a. Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this

d. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

7. REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may

suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

8. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender: Future Now Group, Inc.
55 Washington St, Suite 419
Brooklyn, NY. 11201
Fax: 203-659-1690 Phone: 877-643-7244

Borrower: American Scientific Resources, Inc.
Attn.: Christopher F. Tirotta, MD, MBA CEO
1112 Weston Road
Unit 278
Weston, FL 33326
Fax: 845-255-3299 Phone: 845-255-2200

9. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of New York. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

Borrower: American Scientific Resources, Inc.

Name: Christopher F. Tirotta, MD, MBA
Title: CEO

Lender: Future Now Group, Inc.

Name: Jeffrey Eisenberg
~~Title: CEO~~

Exhibit A to Revolving Credit Line;

Pre-Existing Advance Details upon Execution of the Revolving Credit Agreement

Vendor	*Revolving Facility*
International Marketing & Distribution Ltd.	$18,745
Groove Commerce LLC (a)	$12,000
Juan Tourne – 12/15/07 – 3/16/08 (b)	$10,500
Total Pre-Existing Advances as of Effective Date	**$41,245**
Available Credit Facility as of Effective Date	$28,755
Total Revolving Credit Line	**$70,000**

Legend:

(a) Original programming and other implementation search. Continued hosting, programming, other optimization service agreements to be signed and highly recommended for the ongoing success of the marketing effort.

(b) Project Management, SEO, and General Oversight of Optimization Stage from original Revenue and Equity Sharing Participation agreement with Future Now, Inc. Company has the option to discontinue the optimization services as of March 16, 2008.

Exhibit B to Revolving Credit Line;

NONNEGOTIABLE 11% CONVERTIBLE PROMISSORY NOTE

$70,000

Fairfield, Connecticut

February 25, 2008

This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between American Scientific Resources, Inc., a Nevada corporation (the "Maker"), and Future Now Group Inc. (the "Payee"). By this Note, the Maker promises and agrees to pay to the order of Payee, at 55 Washington St, Suite 419, Brooklyn, NY 11201, or such other place as Payee may designate in writing, the principal sum of Seventy Thousand and 00/100 Dollars ($70,000.00), or the aggregate unpaid principal amount of all advances made by Payer to maker pursuant to the terms of a Revolving Line of Credit Agreement (the "Line of Credit") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of 10 percent (10%) per annum, simple interest.

The Maker shall pay accrued interest on the outstanding principal balance under the Note on a monthly basis commencing on April 30, 2008, and continuing on the fifteenth day of each month thereafter until paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on May 1, 2009 (the "MATURITY DATE"). By acceptance of this Note, the Payee represents, warrants, covenants and agrees that it will abide by and be bound by its terms.

2. Conversion. The Payee shall have the option at any time to convert all or a portion of the outstanding principal and interest on this Note into a number of shares of common stock, $0.001 par value per share (the "Common Stock") equal to a fraction, the numerator of which shall be the amount of principal and interest being so converted and the denominator of which shall be equal to the Conversion Price (the "Conversion Shares"). The "Conversion Price" shall be $0.05.

3. Restrictions on Conversion. Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Payee upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Payee's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Conversion Price Adjustment. If at any time prior to the Maturity Date and/or full repayment of the Note, the Market Price (as defined below) of the Maker's Common Stock remains less than 75% of the Conversion Price for a ten (10) consecutive trading days ("Average Trading Price") then the Conversion Price will be automatically adjusted down to the then calculated Average Trading Price. The adjustment feature will continue to adjust down should the Market Price continue to decline prior to repayment. For the purposes of this Section 0, the "Market Price" shall

equal the closing price per share of the Common Stock on such date as reported by a nationally recognized stock exchange price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, the bid price per share of the Common Stock on the primary market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by the Payee.

4. Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.

(a) Manner of Adjustment.

(i) Stock Dividends, Distributions or Subdivisions. In the event the Maker shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately increased.

(ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock issuable upon conversion of this Note shall be proportionately decreased.

(iii) Adjustment for Reclassification, Exchange or Substitution. In the event that the class of securities issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then and in each such event the Payee shall have the right thereafter to convert this Note for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by Payees of the number of shares of the class of securities into which such Note might have been convertible for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(iv) Adjustment for Merger, Consolidation or Sale of Assets. In the event that the Maker shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Note shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a Payee of the number of shares of Common Stock of the Maker deliverable upon conversion of this Note would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Maker's Board of Directors) shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the Payee of this Note, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(c) Closing of Books. The Maker shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely and proper issuance of such shares.

5. Miscellaneous.

(a) Restricted Securities. By acceptance hereof, the Payee understands and agrees that this Note is a "restricted security" under the federal securities laws inasmuch as it is being acquired from the Maker in a transaction not involving a public offering and has not been the subject of registration under the Securities Act and that under such laws and applicable regulations such securities may be resold in the absence of registration under the Securities Act only in certain limited circumstances. The Payee hereby represents that it is familiar with Rule 144, as promulgated by the Securities and Exchange Commission under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Legends. It is understood that this Note shall bear the legend (in addition to any legends which may be required, in the opinion of the Maker's counsel, by the securities laws of the state where the Payee is located) set forth on the first page of this Note.

6. The following shall constitute an "Event of Default":

a. The Maker shall default in the payment of principal or interest on this Note and same shall continue for a period of twenty (20) days; or

b. The Maker shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

c. A trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker and shall not be dismissed within sixty (60) days thereafter; or

e. Except for any judgments, settlements or related litigations or actions disclosed to the Payee in writing as of the execution date of the Note, any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Fifty Thousand ($150,000) Dollars in the aggregate shall be entered or filed against the Maker or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days; or

f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker and, if instituted against the Maker, shall not be dismissed within sixty (60) days after such institution or the Maker shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Payee (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Payee and in the Payee's sole discretion, the Payee may consider all obligations under this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Payee may immediately enforce any and all of the Payee's rights and remedies provided herein or any other rights or remedies afforded by law. Upon the occurrence of any Event of Default as set forth herein and during any period that the Company shall have failed to make payment of any principal or Interest due hereunder, at the option of Payee and without notice to the Company, the Interest shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate of eighteen percent (18%) (the "Default Rate").

7. Presentment. Except as set forth herein, the Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of the Maker.

8. All provisions herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and Payee with respect to the indebtedness evidenced hereby.

9. In the event this Note is placed in the hands of an attorney for collection, or if Payee incurs any costs incident to the collection of the indebtedness evidenced hereby, the Maker agrees to pay to Payee an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

10. Notices.

(c) Notices to the Payee. Whenever any provision of this Note requires a notice to be given or a request to be made to the Payee by the Maker, then and in each such case, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt

requested with postage thereon fully prepaid to the Payee at its address set forth on the first page of this Note or at such other address as the Payee may from time to time designate in writing.

(d) Notices to the Maker. Whenever any provision of this Note requires a notice to be given or a request to be made to the Maker by the Payee, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Maker at its address set forth on the signature page or at such other address as the Maker may from time to time designate in writing.

11. Construction; Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the state of New York without regard to the conflicts of law principles thereof.

12. Amendments. Neither this Note nor any of its provisions may be changed, waived or modified without the written consent of both the Maker and the Payee.

13. Successors. This Note shall be a binding obligation of any successor of the Maker.

The Borrower: American Scientific Resources, Inc.

By: ______________________

Name: Christopher F. Tirotta, MD, MBA
Title: CEO

Lender: Future Now Group, Inc.

By: ______________________

Name: Jeffrey Eisenberg
Title: CEO

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

AMERICAN SCIENTIFIC RESOURCES INC

COMMON STOCK PURCHASE WARRANT

Original Issue Date: FEBRUARY 25, 2008
Void After: FEBRUARY 25, 2013

This Warrant is Issued to
Future Now Group, Inc.

(hereinafter called the "Holder," which term shall include the Holder's legal representatives, heirs, successors and assigns) by American Scientific Resources Inc, a Nevada corporation (hereinafter referred to as the "Company"). This Warrant may be transferred by the Holder only in accordance with the provisions of Section 12.

1. Exercise of Warrant. For value received and subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at any time on or after February 25, 2008 and on or prior to February 25, 2013 (the "Exercise Date") (with the subscription form annexed hereto (the "Subscription Form") duly executed) at the office of the Company at 1112 Weston Road, Unit 278, Weston, FL 33326, or such other office in the United States of which the Company shall notify the Holder hereof in writing, to purchase from the Company, at the purchase price hereinafter specified (as adjusted from time to time, the "Exercise Price"), 250,000 shares (the "Warrant Shares")

(as adjusted from time to time) of the Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). The initial Exercise Price shall be $0.25 per share.

2. Issuance of Stock Certificates. As promptly as practicable, but not later than three (3) Business Days, after surrender of this Warrant and receipt of payment of the Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the shares purchased hereunder, in certificates of such denominations and in such names as the Holder may specify. As used herein, "Business Day" means any day that is not a Saturday, Sunday, or legal holiday in the State of New York when commercial banking institutions are required to be closed.

3. Payment of Exercise Price. Payment of the Exercise Price shall be made by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company.

4. Cashless Exercise. Notwithstanding anything contained herein to the contrary, provided that a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") covering the resale of the Warrant Shares that are the subject of the Subscription Form by the Holder (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the Holder may notify the Company in a Subscription Form of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (a "Cashless Exercise"):

$$X = Y [(A-B)/A]$$

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five trading days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

5. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial

ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

6. Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.

(a) Manner of Adjustment.

(i) Stock Dividends, Distributions or Subdivisions. In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Exercise Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately increased.

(ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately decreased.

(iii) Adjustment for Reclassification, Exchange or Substitution. In the event that the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 4(a)(i), 4(a)(ii) or 4(a)(iv)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(iv) Adjustment for Merger, Consolidation or Sale of Assets. In the event that the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application

of the provisions set forth in this Section 0 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 0 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 0, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(c) Closing of Books. The Company shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely and proper issuance of such shares.

7. Covenants of the Company. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights. All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

8. No Rights as Shareholder Until Exercise. This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the Subscription Form duly executed and the tender of payment of the Exercise Price at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.

9. No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares issuable upon its exercise. A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

10. Addresses for Notices. All notices, requests, consents and other communications hereunder shall be in writing, either delivered in hand or mailed by registered or certified mail,

return receipt requested, or sent by facsimile, or sent by electronic mail either in the text of an email message or attached in a commonly readable format, and shall be deemed to have been duly made when delivered:

(i) If to the Holder, to the Holder's address as shown on the books of the Company; or

(ii) If to the Company, to the address set forth on the first page of this Warrant.

11. Substitution. In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

12. Transfer Restrictions. This Warrant shall not be transferable by the Holder and shall be exercisable only by the Holder. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 12, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

13. Taxes. The Company makes no representation about tax treatment to the Holder with respect to receipt or exercise of the Warrant or acquiring, holding or disposing of the Common Stock, and the Holder represents that the Holder has had the opportunity to discuss such treatment with the Holder's tax advisers.

14. Remedies. Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are and shall not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to its principles of conflicts of laws.

16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

[Remainder of page intentionally left blank.]

* * *

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this 25th day of February, 2008.

AMERICAN SCIENTIFIC RESOURCES, INC.

By: ______________________

Name: Christopher F. Tirotta, MD, MBA

Title: CEO

SUBSCRIPTION FORM

(To be Executed by the Holder in Order to Exercise the Warrant)

Date: ____________________

To: American Scientific Resources, Inc.

____

____

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase _____ shares of the Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $__________, representing the [full/partial] purchase price for such shares at the price per share provided for in such Warrant.

The undersigned hereby agrees to take such other action and execute and deliver such other documents as Sionix Corporation may require, in connection with the issue of shares of Common Stock to the undersigned as aforesaid, in order to comply with the provisions of such Warrant.

The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Subscription Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (2) it has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to its satisfaction; (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrants that it is purchasing the Common Stock for its own account and not with a view to the sale or distribution of all or any part of the Common Stock.

The undersigned understands that because the Common Stock has not been registered under the Act, it must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it shall in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of legal counsel to the undersigned (concurred in by legal counsel for the

Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.

____

Signature

Print name: __________________________

Date: ____________________